ADVISORY BOARD AGREEMENT

THIS AGREEMENT is dated for reference _____________________, 2007 (the “Effective Date”).

BETWEEN:

PANTERA PETROLEUM INC., a body corporate with offices at 111 Congress Avenue, Suite 400, Austin, Texas 78701

(the “Company”)

AND:

________________________, an individual with an address at ________________________________________

(the “Advisor”)

WHEREAS:

A.           The Company is engaged in exploration and exploitation of oil and gas resources and properties (the “Business”);

B.           The Advisor is knowledgable in, among other things, the oil and gas industry;

C.           The Company seeks to receive advisory services from the Advisor, and the Advisor seeks to provide such services to the Company under the terms and conditions contained herein; and

D.           As consideration for such services, the Company wishes to issue shares of the Company’s common stock.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each, the parties hereto agree as follows:

ARTICLE 1

APPOINTMENT

1.1          Appointment of Advisor. The Company hereby agrees to appoint the Advisor as a member of the Company’s Advisory Board (the “Advisory Board”) and the Advisor hereby agrees, upon appointment, to provide the services set out in Article 2 hereof to the Company upon the execution of this Agreement.

ARTICLE 2

ADVISOR SERVICES

2.1          Advisor Services. Upon appointment, the Advisor shall be a member of the Advisory Board, participate in meetings of the Advisory Board, and otherwise provide the Company with advisory services in accordance with instructions from the Company from time to time.

ARTICLE 3

EXPENSES

3.1          Expense Statements. The Advisor may incur expenses in the name of the Company as agreed in advance in writing by the Company, provided that such expenses relate solely to the carrying out of the Advisor’s duties as a member of the Advisory Board. The Advisor will immediately forward all invoices for expenses incurred on behalf of and in the name of the Company and the Company agrees to pay said invoices directly on a timely basis.

ARTICLE 4

COMPENSATION

4.1          Restricted Shares. As compensation for being a member of the Advisory Board pursuant to this Agreement, the Company agrees to issue 100,000 shares of the Company’s common stock (the “Shares”) to the Advisor upon the appointment of the Advisor to the Advisory Board.

4.2          Advisor’s Acknowledgement. The Advisor acknowledges that the Shares will not be registered under the laws of any country, including the United States Securities Act of 1933 (the “1933 Act”), or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or to U.S. Persons, except in accordance with the provisions of Regulation S under the 1933 Act, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and only in accordance with all applicable securities laws. “United States” and “U.S. Person” are as defined by Regulation S under the 1933 Act.

4.3          Other Acknowledgements. The Advisor must complete, sign and return to the Company:

(a)	an accredited investor questionnaire in the form attached as Exhibit A (the “Questionnaire”); and
(b)	if the Advisor is resident in Canada, a National Instrument 45-106 questionnaire in the form attached as Exhibit B.

ARTICLE 5

DURATION, TERMINATION AND DEFAULT

5.1          Termination. This Agreement is deemed effective upon execution and will continue in force and effect unless terminated by either party who shall be entitled, at any time, to terminate this Agreement upon written notice delivered to the other party in accordance with the terms hereof.

5.2          Duties Upon Termination. Upon termination of this Agreement, the Advisor shall promptly deliver the following in accordance with the directions of the Company:

(a)	a final accounting, reflecting the balance of expenses incurred on behalf of the Company as of the date of termination; and
(b)	all documents pertaining to the Company or this Agreement, including but not limited to, all books of account, correspondence and contracts.

ARTICLE 6

CONFIDENTIALITY AND NON-SOLICITATION

6.1          Maintenance of Confidential Information. The Advisor acknowledges that in the course of his appointment hereunder the Advisor will, either directly or indirectly, have access to and be entrusted with the Confidential Information. For the purposes of this Agreement, “Confidential Information” includes, without limitation, any and all Intellectual Property Rights (as defined herein), trade secrets, inventions, innovations, techniques, processes, formulas, drawings, designs, products, systems, creations, improvements, documentation, data, specifications, technical reports, customer lists, supplier lists, distributor lists, distribution channels and methods, retailer lists, reseller lists, employee information, financial information, sales or marketing plans, competitive analysis reports and any other thing or information whatsoever, whether copyrightable or uncopyrightable or patentable or unpatentable, related to the business of the Company and not previously known by the Advisor in connection with the Business. The Advisor acknowledges that the Confidential Information constitutes a proprietary right, which the Company is entitled to protect. Accordingly, the Advisor covenants and agrees that during the term of this Agreement and thereafter until such time as all the Confidential Information becomes publicly known and made generally available through no action or inaction of the Advisor, the Advisor will keep in strict confidence the Confidential Information and shall not, without prior written consent of the Company in each instance, disclose, use or otherwise disseminate the Confidential Information, directly or indirectly, to any third party.

6.2          Protection of Confidential Information. The Advisor acknowledges that the Confidential Information will be provided to the Advisor, or the Advisor will be granted access to the Confidential Information, solely for the Advisor’s information as a member of the Advisory Board, and the Advisor agrees to receive the Confidential Information on the following terms and conditions:

(a)	that the Confidential Information is to be received and maintained in confidence;
(b)	that no copies, summaries or reproductions of the Confidential Information or any part thereof may be made without the prior written consent of the Company;
(c)

the Advisor will not, directly or indirectly, disclose, communicate or make known the Confidential Information or any part thereof to any person, firm or corporation for any purpose, other than as authorized in advance by the Company;

(d)	the Advisor will take all reasonable precautions to safeguard the Confidential Information against unauthorized disclosure;

(e)

that upon request by the Company, the Advisor will promptly return to the Company, all Confidential Information, including all reproductions and copies thereof together with all materials and documents created by the Advisor containing Confidential Information or references thereto from which reference to the substance of the Confidential Information can be implied or understood;

(f)

the Advisor will indemnify the Company from any and all damages, costs and expenses, including legal expenses, suffered or incurred by the Company directly or indirectly as a result of the enforcement by the Company of this Agreement or a breach of the covenants and obligations contained herein or both;

(g)

should the Advisor, directly or indirectly, realize any benefit, financial or otherwise, as a result of the use or disclosure of the Confidential Information in contravention of this Agreement, such benefit shall be deemed to have been earned by the Company and shall constitute an asset of the Company and the Advisor hereby declares itself to be a trustee thereof for the Company with no beneficial interest in any benefit earned thereby;

(h)

that the Confidential Information shall be disclosed only to those professional advisers of the Advisor (collectively, the “Permitted Persons”) as are reasonably necessary to accomplish the purpose(s) of this Agreement and to perform the Advisor’s functions as a member of the Advisory Board;

(i)	that the confidential and proprietary nature of the Confidential Information shall be communicated to the Permitted Persons; and
(j)

the Advisor will be responsible for any unauthorized use or disclosure of Confidential Information by the Permitted Persons and by any and all other persons to whom it discloses the Confidential Information.

6.3          Exceptions. The general prohibition contained in Section 6.1 and 6.2 against the unauthorized disclosure, use or dissemination of the Confidential Information shall not apply in respect of any Confidential Information that:

(a)	is available to the public generally in the form disclosed;
(b)	becomes part of the public domain through no fault of the Advisor;
(c)	is already in the lawful possession of the Advisor at the time of receipt of the Confidential Information; or
(d)

is compelled by applicable law to be disclosed, provided that the Advisor gives the Company prompt written notice of such requirement prior to such disclosure and provides assistance in obtaining an order protecting the Confidential Information from public disclosure.

6.4          Securities Laws. The Advisor hereby acknowledges that the Advisor is aware, and further agrees that the Advisor will advise the Permitted Persons, that United States securities laws prohibit any person who has material, non-public information about a company from purchasing or selling securities of such a company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

6.5          Non-Solicitation. The Advisor covenants and agrees with the Company that during the term hereof and for a period of twelve (12) months thereafter, the Advisor will not:

(a)	make contact with any employee, customer, supplier or agent of the Company or its affiliates without the prior consent of the Company;
(b)	solicit or offer to employ any employee of the Company or its affiliates; or
(c)	solicit any customers of the Company and/or its affiliates

6.6          Remedies. The parties to this Agreement recognize that any violation or threatened violation by the Advisor of any of the provisions contained in this Article 6 will result in immediate and irreparable damage to the Company and that the Company could not adequately be compensated for such damage by monetary award alone. Accordingly, the Advisor agrees that in the event of any such violation or threatened violation, the Company shall, in addition to any other remedies available to the Company at law or in equity, be entitled as a matter of right to apply to such relief by way of restraining order, temporary or permanent injunction and to such other relief as any court of competent jurisdiction may deem just and proper.

6.7          Reasonable Restrictions. The Advisor agrees that all restrictions in this Article 6 are reasonable and valid.

ARTICLE 7

INFORMATION PROVIDED BY ADVISOR

7.1          Information Provided. The Advisor represents and warrants as to any information in any form which the Advisor may provide to the Company that (i) the Advisor has the lawful right to provide such information to the Company without breach of any law, regulation, contract obligation or duty of employment and that the Company may receive and use such information without incurring any liability or obligation to any other person or entity, and (ii) that any information provided to the Company which may have been obtained directly by the Advisor or from any other person or entity was obtained without violation of any law, regulation, contract obligation, proprietary right or duty of employment. The Advisor shall indemnify, defend and hold harmless the Company (including its employees, officers and directors) from any damages and claims arising out of or related to any breach by the Advisor of such representations and warranties.

ARTICLE 8

INDEPENDENT CONTRACTOR

8.1          Independent Contractor. The Advisor will serve as an independent contractor to and not as an agent or employee of the Company or any of its affiliates and will have no authority to bind or commit the Company in any way. The Advisor will be solely responsible for any income tax and other such assessments made or imposed upon the Advisor arising from this Agreement or the grant or exercise of any options issued pursuant to this Agreement.

ARTICLE 9

MISCELLANEOUS

9.1          Notices. All notices required or allowed to be given under this Agreement shall be made either personally by delivery to or by facsimile transmission to the address as hereinafter set forth or to such other address as may be designated from time to time by such party in writing:

(a)	in the case of the Company, to:

Pantera Petroleum Inc.

111 Congress Avenue, Suite 400

Austin, Texas 78701

Attention:	President

Facsimile:	_______________________[provide]
(b)	and in the case of the Advisor, to the Advisor’s last residence address known to the Company.

9.2          Change of Address. Any party may, from time to time, change its address for service hereunder by written notice to the other party in the manner aforesaid.

9.3          Entire Agreement. As of the date hereof, any and all previous agreements, written or oral between the parties hereto or on their behalf relating to the appointment of the Advisor by the Company are null and void. The parties hereto agree that they have expressed herein their entire understanding and agreement concerning the subject matter of this Agreement and it is expressly agreed that no implied covenant, condition, term or reservation or prior representation or warranty shall be read into this Agreement relating to or concerning the subject matter hereof or any matter or operation provided for herein.

9.4          Amendments in Writing. No amendment, modification or rescission of this Agreement shall be effective unless set forth in writing and signed by the parties hereto.

9.5          Assignment. Except as herein expressly provided, the respective rights and obligations of the Advisor and the Company under this Agreement shall not be assignable by either party without the written consent of the other party and shall, subject to the foregoing, enure to the benefit of and be binding upon the Advisor and the Company and their permitted successors or assigns. Nothing herein expressed or implied is intended to confer on any person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.6          Severability. In the event that any provision contained in this Agreement shall be declared invalid, illegal or unenforceable by a court or other lawful authority of competent jurisdiction, such provision shall be deemed not to affect or impair the validity or enforceability of any other provision of this Agreement, which shall continue to have full force and effect.

9.7          Headings. The headings in this Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

9.8          Number and Gender. Wherever the singular or masculine or neuter is used in this Agreement, the same shall be construed as meaning the plural or feminine or a body politic or corporate and vice versa where the context so requires.

9.9          Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada.

9.10       Enurement. This Agreement is intended to bind and enure to the benefit of the Company, its successors and assigns, and the Advisor and the personal legal representatives of the Advisor.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

PANTERA PETROLEUM INC.

Per:
Authorized Signatory
Name:	Chris Metcalf
Title:	President

EXECUTED by _________________________ in the presence of: Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )

EXHIBIT A

ACCREDITED INVESTOR QUESTIONNAIRE

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Advisory Board Agreement.

All information contained in this Questionnaire will be treated as confidential. However, by signing and returning this Questionnaire, the Advisor agrees that, if necessary, this Questionnaire may be presented to such parties as the Company deems appropriate to establish the availability, under the Securities Act of 1933 (the “1933 Act”) or applicable state securities law, of exemption from registration in connection with the issuance of the Shares hereunder.

The Advisor covenants, represents and warrants to the Company that it satisfies one or more of the categories of “Accredited Investors”, as defined by Regulation D promulgated under the 1933 Act, as indicated below: (Please initial in the space provide those categories, if any, of an “Accredited Investor” which the Advisor satisfies.)

A natural person whose individual net worth, or joint net worth with that person’s spouse, on the date of purchase exceeds US $1,000,000.

A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

The Advisor hereby certifies that the information contained in this Questionnaire is complete and accurate and the Advisor will notify the Company promptly of any change in any such information.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ___ day of _______________, 2007.

______________________________ Signature ______________________________ Print or Type Name ______________________________ Social Security/Tax I.D. No.

EXHIBIT B

NATIONAL INSTRUMENT 45-106 QUESTIONNAIRE

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Advisory Board Agreement.

The purpose of this Questionnaire is to assure the Company that the Advisor will meet certain requirements of National Instrument 45-106 ("NI 45-106"). The Company will rely on the information contained in this Questionnaire for the purposes of such determination.

The Advisor covenants, represents and warrants to the Company that:

1.	the Advisor is acquiring the shares as principal on the Advisor’s own behalf and the Advisor is (tick one or more of the following boxes):
(A)	a spouse, parent, grandparent, brother, sister or child of a director, executive officer, founder or control person of the Company or an affiliate of the Company	[ ]
(B)	a parent, grandparent, brother, sister or child of the spouse of a director, executive officer, founder or control person of the Company or an affiliate of the Company	[ ]
(C)	a close personal friend of a director, executive officer, founder or control person of the Company	[ ]
(D)	a close business associate of a director, executive officer, founder or control person of the Company or an affiliate of the Company	[ ]
(E)	an accredited investor	[ ]
2.	if the Advisor has checked box A, B, C or D in Section 1 above, the director, executive officer, founder or control person of the Company with whom the undersigned has the relationship is:

__________________________________________________________________

(Instructions to Advisor: fill in the name of each director, executive officer, founder and control person with whom you have the above-mentioned relationship).

4.

if the Advisor has ticked box E in Section 1 above, the Advisor satisfies one or more of the categories of "accredited investor" (as that term is defined in NI 45-106) indicated below (please check the appropriate box):

☐

(a) an individual who either alone or with a spouse beneficially owns, directly or indirectly, financial assets (as defined in NI 45-106) having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CDN$1,000,000;

☐

(b) an individual whose net income before taxes exceeded CDN$200,000 in each of the two more recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

☐	(c) an individual who, either alone or with a spouse, has net assets of at least CDN $5,000,000;

The Advisor acknowledges and agrees that the Advisor may be required by the Company to provide such additional documentation as may be reasonably required by the Company and its legal counsel in determining the Advisor's eligibility to acquire the Shares under relevant legislation.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ________ day of __________________, ________.

______________________________ Signature ______________________________ Print or Type Name

CW1555646.2